UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 18, 2005

Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way

Boise, Idaho  83716-9632

(Address of principal executive offices)

(208) 368-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                                             Entry into a Material Definitive Agreement

On November 18, 2005, Micron Technology, Inc. (the “Company” or “Micron”) entered into a Master Agreement (the “Master Agreement”) with Intel Corporation (“Intel”) to form a joint venture limited liability company that will manufacture NAND flash memory products (“IMFT”).  Upon the satisfaction of customary closing conditions, Micron will contribute $995 million in assets and $250 million in cash and Intel will contribute $1,196 million in cash and notes to IMFT.  As a result of these contributions, Micron will own 51% and Intel will own 49% of IMFT.  The parties will share the output of IMFT generally in proportion to their investment in IMFT.  Additionally, research and development costs of IMFT will generally be shared in proportion to the parties’ investment in IMFT.  Set forth below are brief descriptions of the material agreements related to the formation of IMFT.

Master Agreement

The Master Agreement provides that certain other agreements will be entered into in connection with the establishment of the joint venture that will govern the rights and obligations of each of Micron, Intel and IMFT, including, but not limited to, an operating agreement between Micron and Intel, supply agreements between IMFT and each of the two members of IMFT,  a wafer supply agreement between Micron and IMFT, a wafer services agreement between Micron and IMFT, and a product design assignment agreement, product design development agreement and joint process development agreement between Micron and Intel.

Operating Agreement

The Operating Agreement will be entered into by Micron and Intel at the closing of the joint venture transaction (the “Operating Agreement”) and is scheduled to terminate ten years from its effective date unless the term is extended by mutual agreement of the parties or is earlier terminated as provided therein.  The Operating Agreement will govern the rights and obligations of the parties in connection with the operation of IMFT.

Pursuant to the Operating Agreement, at the time of closing, Micron will contribute $995 million in assets and, within a short time thereafter, $250 million in cash and Intel will contribute $1,196 million in cash and notes to IMFT.  As a result of these contributions, Micron will own 51% and Intel will own 49% of IMFT.  Subject to certain conditions, the parties will each contribute an additional approximately $1.4 billion over the next three years and intend to make additional investments as appropriate to support the growth of the operation.  The Operating Agreement provides that the parties will share the output of IMFT generally in proportion to their investment in IMFT.  Additionally, other documents provide that research and development costs for NAND process development will initially be shared equally, and then adjusted pursuant to an agreed upon formula in the event the parties’ proportionate investment in IMFT varies by meaningful amounts.

IMFT will be governed by a Board of Managers, with the parties initially appointing an equal number of managers to the Board of Managers.  The number of managers appointed by each party adjusts depending upon the parties’ ownership interests in IMFT.  Subject to certain terms and conditions, Intel and Micron each will appoint an executive officer.  Such officers will serve at the pleasure of the Board of Managers.

IMFT will manufacture NAND flash memory products pursuant to NAND flash designs developed by Micron and Intel and owned by Intel and licensed to Micron.  Initially, IMFT will obtain its sole supply of products from Micron pursuant to a wafer supply agreement with Micron in connection with Micron’s operations located in Boise, Idaho (as more fully described in the Wafer Supply Agreement section below).  The Operating Agreement provides that IMFT will manufacture products in one or more IMFT owned or leased fabrication facilities.  In connection therewith and as a part of the Micron capital contributions described above, Micron will contribute a lease of approximately 50% of its facility in Manassas, Virginia, and certain land and its facility in Lehi, Utah, to IMFT.  It is anticipated that IMFT will equip Manassas and Lehi to process 300mm NAND wafers.

The Operating Agreement contains terms pursuant to which after two years Intel may purchase sufficient interest to result in a 51% ownership in IMFT.  A party who owns at least 90% of the investment in IMFT may buy out the other party’s interest in IMFT.

In the event of dissolution, each party has the right to purchase certain of IMFT’s fabrication facilities and other assets (collectively “Assets”) and the parties will enter into various cross supply arrangements with each other.  To the extent a party fails to exercise its right to purchase the Assets, the applicable Assets will be sold by IMFT and the proceeds distributed in accordance with the applicable dissolution provisions.

Joint Venture Supply Agreements

At closing of the joint venture transaction, IMFT will enter into separate supply agreements with each of Micron and Intel, respectively, pursuant to which IMFT will sell each party NAND flash memory products.  The supply agreements will be the same in all material respects except for the output percentages to be purchased, which will be generally consistent with each party’s investment in IMFT.  The initial output allocations will be 51% of the output for Micron and 49% of the output for Intel.

Wafer Supply Agreement

At closing of the joint venture transaction, IMFT and Micron will enter into a five year wafer supply agreement (the “Wafer Supply Agreement”), whereby Micron will allocate a portion of the production capacity at its Boise, Idaho, facility to provide certain amounts of NAND wafers to IMFT, and IMFT will give Micron a capital credit in the amount of $500 million for such capacity and receive pre-negotiated pricing for the wafers produced.  IMFT will be obligated to purchase all of the wafers produced under the Wafer Supply Agreement.  In addition, IMFT will reimburse Micron for certain incremental equipment Micron purchases that will be used in the manufacture of NAND products under the terms of the Wafer Supply Agreement.

MTV Lease and MTV Wafer Services Agreement

At the closing of the joint venture transaction, Micron will enter into a ten-year lease agreement with IMFT pursuant to which IMFT will lease approximately 50% of Micron’s Manassas, Virginia, facility (the “MTV Lease”).  IMFT will use the leased space to house 300mm NAND flash memory equipment to be purchased and installed by IMFT at the MTV site.  IMFT will subcontract with Micron to operate the equipment and supply the necessary materials to produce 300mm NAND wafers pursuant to a Wafer Services Agreement between Micron and IMFT (the “Wafer Services Agreement”).  IMFT will be obligated to pay for services and materials provided under the Wafer Services Agreement based on an agreed formula.  The Wafer Services Agreement will remain in effect until the expiration of the MTV Lease.

Assignment of Product Designs

Simultaneously with the closing of the joint venture transaction, Micron will sell to Intel its existing NAND flash memory technology and designs for $270 million and a perpetual, paid-up license to use and modify such designs.

Apple Supply Agreement

Upon the closing of the joint venture transaction, Micron will become obligated to provide certain NAND flash memory products to Apple Computer Inc. (“Apple”) until December 31, 2010, pursuant to a NAND Flash Supply Agreement (the “Apple Supply Agreement”).  Under the terms of the Apple Supply Agreement, Micron agrees to supply Apple with a significant portion of Micron’s share of IMFT’s NAND flash memory output, and Apple agrees to pre-pay $250 million.  The pre-payment will be used towards purchases of NAND flash memory.  Any unused portion of the pre-payment will be returned in accordance with the terms of the Apple Supply Agreement.  Pricing is pre-negotiated and adjusts in connection with certain market conditions.  Apple currently purchases memory products from Micron.

The foregoing discussion contains forward-looking statements regarding future investments in IMFT.   Although Micron believes that the expectations reflected in the forward-looking statements are reasonable, Micron cannot guarantee its or IMFT’s respective future results, levels of activity, performance or achievements. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause actual results to vary are changes in Micron’s and Intel’s ability and commitment to contribute cash or assets to IMFT; the demand for and market acceptance of products Micron and Intel have manufactured by and purchase from IMFT, including the level of sales under Micron’s supply agreement with Apple; pricing pressures and actions taken by competitors; the timing and execution of the manufacturing ramp, and manufacturing yields, at IMFT’s production facilities; disruptions in IMFT’s supply of necessary raw materials, utilities or other infrastructure; unexpected expenses related to IMFT’s operations; the ability of Intel and Micron to integrate technology, management and operations at IMFT and at the facilities that it uses; adverse effects associated with product defects and errata (deviations from published specifications); and litigation or regulatory matters involving intellectual property, antitrust and other issues. These factors could materially affect the results of IMFT that will be reflected in Micron’s financial statements. In addition, please refer to the documents that Micron files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause its relationship with IMFT and its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. Micron is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Existing Relationship between Micron and Intel

In fiscal 2004, the Company received $450 million in cash from Intel in exchange for the issuance of stock rights exchangeable at Intel’s option into approximately 33.9 million shares of the Company’s Common Stock.  In fiscal 2005, Micron received $214.6 million from Intel for purchases of the Company’s memory products.  The Company also has an outstanding technology development agreement with Intel pursuant to which the Company is obligated to make four payments to Intel of $3.5 million dollars beginning in fiscal 2005 and ending in fiscal 2007.  In fiscal 2005, the Company paid $7 million under this agreement.  In addition, the Company made payments of approximately $116,000 to Intel for purchases of products in fiscal 2005.

Item 8.01                                             Other Events

On November 21, 2005, the Company issued a press release announcing that the Company and Intel are forming IM Flash Technologies, LLC, a joint venture to manufacture NAND flash memory devices.  A copy of the press release related to this announcement is attached as Exhibit 99.1 hereto.

Item 9.01                                             Financial Statements and Exhibits

(c)  Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release issued on November 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	November 21, 2005	By:	/s/ W. G. Stover, Jr.
		Name:	W. G. Stover, Jr.
		Title:	Vice President of Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED NOVEMBER 18, 2005

Exhibit No.	Description

99.1	Press Release issued on November 21, 2005.